UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                              _____________________

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 1, 2006

                              WYNN RESORTS, LIMITED
             (Exact name of registrant as specified in its charter)

            Nevada                        000-50028              46-0484987
(State or other jurisdiction of    (Commission File Number)  (I.R.S. Employer
        incorporation)                                      Identification No.)

                 3131 Las Vegas Boulevard South
                       Las Vegas, Nevada                            89109
  (Address of principal executive offices of each registrant)    (Zip Code)

                                 (702) 770-7555
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Wynn Resorts, Limited (the "Registrant"), its subsidiary, Wynn Resorts (Macau) SA, and Publishing and Broadcasting, Ltd. ("PBL") have entered into a First Amendment to Agreement, dated as of June 1, 2006 (the "First Amendment"), which amends the Agreement, dated as of March 4, 2006 (the "Agreement"), among the Registrant, Wynn Macau and PBL. Under the Agreement, the Registrant has agreed to sell PBL a subconcession in the Macau Special Administrative Region (the "Macau SAR") of the People's Republic of China, which will allow PBL to conduct games of chance in the Macau SAR. The First Amendment effects certain changes to the Agreement requested by the Government of Macau, including the removal of the Registrant as a party to the Agreement. Notwithstanding its removal as a party, the Registrant has agreed separately with PBL to perform its obligations under the Agreement (as in effect prior to the First Amendment). The First Amendment is included as Exhibit 10.1 to this report.

Item 9.01.        Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit Number          Description
         ---------------------   ----------------------------------------------

         10.1 First Amendment to Agreement, dated as of June 1, 2006, by and among Wynn Resorts, Limited, Wynn Resorts (Macau) SA and Publishing and Broadcasting, Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2006

                                              Wynn Resorts, Limited


                                              By: /s/ John Strzemp
                                                  ----------------------------
                                                  John Strzemp
                                                  Chief Financial Officer